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     Because  the  electronic  format  of filing  Form  N-SAR  does not  provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:

     Evergreen Core Bond Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      17,634,860        0.39             42,441,537        10.66


     Class B      8,063,195         0.31             21,283,941        10.66


     Class C      4,366,474         0.31             12,224,139        10.66


     Class I      155,266,028       0.42             338,673,178       10.66


     Class IS     2,120,964         0.40             5,131,640         10.66


     Class R      75,029            0.40             528,132  10.66





     Evergreen Strategic Core Bond Portfolio

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class I      843,207  0.67             1,149,466         12.97























     Evergreen Select High Yield     Bond Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class I      38,903,805        0.64             53,609,505        9.15


     Class IS     496,908  0.61             1,742,262         9.15